As filed with the Securities and Exchange Commission on December 28, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	26-0500600 (I.R.S. Employer Identification No.)

11250 El Camino Real, Suite 200 San Diego, California (Address of Principal Executive Offices)	92130 (Zip Code)

RETAIL OPPORTUNITY INVESTMENTS CORP.

AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN
(Full title of the plan)

Stuart A. Tanz
Chief Executive Officer
11250 El Camino Real, Suite 200

San Diego, California 92130

(Name and address of agent for service)

(858) 677-0900
(Telephone number, including area code, of agent for service)

With copies to:

Jay L. Bernstein, Esq.

Jacob A. Farquharson, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
(212) 878-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [x]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [ ] Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Retail Opportunity Investments Corp. (the “Company”) is being filed in connection with the registration of 8,733,698 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which includes (i) 5,002,143 shares of Common Stock available for issuance under future awards to be granted pursuant to the Company’s Second Amended and Restated 2009 Equity Incentive Plan (the “Plan”) and (ii) 3,731,555 shares of Common Stock previously issued pursuant to the Retail Opportunity Investments Corp. 2009 Equity Incentive Plan (the “2009 Plan”) or the Amended and Restated 2009 Equity Incentive Plan (the “Amended and Restated Plan” and together with the 2009 Plan, the “Prior Plans”) or reserved for issuance under outstanding awards previously granted pursuant to the Prior Plans. Such 5,002,143 shares of Common Stock may be issued by the Company to the participants in the Plan. Pursuant to General Instruction E of Form S-8, the Company incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-229053) filed with the Commission on December 28, 2018 with respect to the registration of 5,282,285 shares of the Common Stock for offer and sale under the Amended and Restated Plan, which shares are in addition to the shares to which this Registration Statement relates.

This Registration Statement is also filed to register the offer and sale of shares of Common Stock that have been, or may be, acquired by affiliates of the Company pursuant to the Prior Plans or the Plan. In this regard, this Registration Statement also contains a Reoffer Prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3, which may be utilized for reoffers and resales on a continuous or delayed basis in the future of shares acquired pursuant to the Prior Plans or the Plan and owned by affiliates of the Company, including officers, directors and employees of the Company.

The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”), either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Stock Option Plan Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, officers or directors pursuant to Rule 428(b) under the Securities Act or additional information about the Plan and its administrator are available without charge by contacting:

Retail Opportunity Investments Corp.

11250 El Camino Real, Suite 200

San Diego, California 92130

(858) 677-0900

Attn: Chief Financial Officer

REOFFER PROSPECTUS

RETAIL OPPORTUNITY INVESTMENTS CORP.

8,733,698 SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale, from time to time, of shares of our common stock, $0.0001 par value per share, or our common stock, that have been, or may be, acquired by the selling stockholders pursuant to their participation in the Retail Opportunity Investments Corp. 2009 Equity Incentive Plan, the Amended and Restated 2009 Equity Incentive Plan or the Second Amended and Restated 2009 Equity Incentive Plan which are referred to in this prospectus as the “Plan.” The selling stockholders may acquire additional shares of our common stock under the Plan. The selling stockholders are not required to sell any shares of our common stock.

The shares of our common stock covered by this prospectus are “restricted securities” or “control securities” under the Securities Act of 1933, as amended, or the Securities Act. This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each stockholder that sells shares of our common stock pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of our common stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act.

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Shares of our common stock are listed on the NASDAQ Global Select Market under the symbol “ROIC.” On December 27, 2022, the last reported sale price of our common stock was $15.11 per share.

Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission, or the SEC, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2021 and in other periodic filings we file with the SEC in the future for a discussion of certain factors that should carefully be considered by prospective purchasers.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 28, 2022.

TABLE OF CONTENTS

Page

Prospectus Summary	1
Retail Opportunity Investments Corp.	1
Cautionary Note on Forward-Looking Statements	2
Risk Factors	4
Use of Proceeds	5
Selling Stockholders	6
Plan of Distribution	8
Legal Matters	9
Experts	9
Information Incorporated by Reference	9
Where You Can Find Additional Information	10

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus. The selling stockholders may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully this entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

- i -

Prospectus Summary

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus, including the section titled “Risk Factors,” and the other information incorporated by reference into this prospectus before making an investment decision.

References in this prospectus to the terms “the Company,” “we,” “us” and “our,” or other similar terms, mean Retail Opportunity Investments Corp., together with its consolidated subsidiaries, unless the context indicates otherwise.

Retail Opportunity Investments Corp.

Retail Opportunity Investments Corp. is a fully integrated and self-managed real estate investment trust. We specialize in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers on the west coast of the United States, anchored by supermarkets and drugstores.

We are organized in a traditional umbrella partnership real estate investment trust format pursuant to which our wholly owned subsidiary, Retail Opportunity Investments GP, LLC, serves as the sole general partner of, and conducts substantially all of its business through, our operating partnership, Retail Opportunity Investments Partnership, LP, and its subsidiaries. At September 30, 2022, the Company also owned 93.6% of the limited partnership interests in our operating partnership.

Corporate Information

Our principal executive offices are located at 11250 El Camino Real, Suite 200, San Diego, California 92130. Our telephone number at that location is (858) 677-0900.

Cautionary Note on Forward-Looking Statements

When used in this prospectus and in the documents incorporated by reference into this prospectus, the words “believes,” “anticipates,” “projects,” “may,” “will,” “should,” “estimates,” “expects,” and similar expressions are intended to identify forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and in Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, including the ongoing impact of the COVID-19 pandemic, which may cause actual results or outcomes to differ materially from those contained in the forward-looking statements. Additional factors, many of which may be influenced by the COVID-19 pandemic, that could cause actual outcomes or results to differ materially from those indicated in these statements include:

•	our ability to identify and acquire retail real estate that meet our investment standards in our markets;

•	the level of rental revenue we achieve from our assets;

•	the market value of our assets and the supply of, and demand for, retail real estate in which we invest;

•	the state of the U.S. economy generally, or in specific geographic regions;

•	the impact of economic conditions on our business;

•	the conditions in the local markets in which we operate and our concentration in those markets, as well as changes in national economic and market conditions;

•	consumer spending and confidence trends;

•	our ability to enter into new leases or to renew leases with existing tenants at the properties we own or acquire at favorable rates;

•	our ability to anticipate changes in consumer buying practices and the space needs of tenants;

•	the competitive landscape impacting the properties we own or acquire and their tenants;

•	our relationships with our tenants and their financial condition and liquidity;

•	our ability to continue to qualify as a real estate investment trust for U.S. federal income tax, (a “REIT”);

•	our use of debt as part of our financing strategy and our ability to make payments or to comply with any covenants under our senior unsecured notes, our unsecured credit facilities or other debt facilities we currently have or subsequently obtain;

•	the level of our operating expenses, including amounts we are required to pay to our management team;

•	changes in interest rates or our credit ratings that could impact the market price of our common stock and the cost of our borrowings; and

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs).

We caution that the foregoing list of factors is not all-inclusive. All subsequent written and oral forward-looking statements concerning us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements herein.

The forward-looking statements contained in this prospectus and the documents incorporated by reference herein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events and we caution you not to place undue reliance on any forward-looking statements. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our Annual Report on Form 10-K for the year ended December 31, 2021 and in subsequent period reports that we file with the SEC, each of which is incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings of the securities offered by this prospectus which will be considered to be incorporated by reference into this prospectus. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our securities.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2021 and in the other documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus.

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021 and in subsequent periodic reports which we file with the Securities and Exchange Commission (the “SEC”), each of which are incorporated by reference herein, as well as other information in this prospectus and any applicable prospectus supplement before purchasing our securities. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” beginning on page 10 of this prospectus.

The market price for our common stock may be volatile.

The market price of our shares of common stock may be volatile and be subject to wide fluctuations. Fluctuations in our common stock price may not reflect our historical financial performance and condition and prospects. Our common stock price may fluctuate as a result of factors that are beyond our control or unrelated to our historical financial performance and condition and prospects. In addition, the stock market in general can experience considerable price and volume fluctuations that may be unrelated to our historical performance and condition and prospects.

Sales or potential sales of our common stock by us or our significant stockholders may cause the market price of our common stock to decline.

As of December 28, 2022, we had 124,538,811 shares of our common stock outstanding. In addition, as of that date, approximately 1,901,026 shares of our common stock were issuable pursuant to outstanding stock options and awards granted under the Plan which had not yet vested or which had vesting but had not yet been exercised. Additional shares of our common stock are also available to be granted under the Plan or may be granted under future equity plans. Sales or potential sales of our common stock by us, our significant stockholders or our officers, directors and employees may cause the market price of our common stock to decline.

Use of Proceeds

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The proceeds from the sale of our common stock covered by this prospectus are solely for the accounts of the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Selling Stockholders

This prospectus relates to the shares of our common stock that are being registered for reoffer and resales by selling stockholders who have acquired or may acquire shares of our common stock under the Plan. The selling stockholders may resell any or all of the shares of our common stock, when issued, subject to vesting conditions in some cases, while this prospectus is effective.

Officers and directors, their family members, trusts for their benefit, or entities that they control, that acquire common stock under our benefit plans may be added to the selling stockholder list below by a prospectus supplement filed with the SEC. The number of shares of our common stock available to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement, subject to the aggregate number of shares included within this prospectus. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.” Each selling stockholder will receive all of the net proceeds from the sale of his or her shares covered by this prospectus.

The following table identifies each selling stockholder of the Company and sets forth, based on the information available to us on December 28, 2022, (i) the name and relationship to us of each selling stockholder; (ii) the number of shares of our common stock outstanding that, to our knowledge, are beneficially owned by such selling stockholder; (iii) the number of shares of our common stock that are available to be sold by such selling stockholder; and (iv) the number of shares of our common stock that will be owned by such selling stockholder and the percentage, if 1% or more, of our common stock outstanding that such shares will represent after the completion of this offering.

		Shares Beneficially Owned as of	Shares	Shares Beneficially Owned After the Offering(2)(4)
Selling Stockholder(1)	Position	December 28, 2022(2)(5)(6)	Available to be Sold(3)	Number	Percentage of Class
Richard A. Baker	Chairman of the Board of Directors	316,509	140,941	175,568	*
Michael B. Haines	Chief Financial Officer	318,272	315,206	3,066	*
Angela K. Ho	Director	12,570	12,570	—
Michael J. Indiveri	Director	87,804	54,404	33,400	*
Zabrina M. Jenkins	Director	5,414	5,414	—
Lee S. Neibart	Director	123,254	54,404	68,850	*
Adrienne B. Pitts	Director	5,414	5,414	—	*
Laura H. Pomerantz	Director	59,704	34,704	25,000	*
Richard K. Schoebel	Chief Operating Officer	433,835	433,820	15	*
Stuart A. Tanz	Director and Chief Executive Officer	1,931,071	1,421,306	509,765	*
Eric S. Zorn	Director	76,516	76,516	—	*

___________________

*	Less than 1% of outstanding shares of our common stock
(1)	The address of each selling stockholder listed in the following table is c/o Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130.
(2)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding or otherwise has or shares (i) the power to vote or direct the voting of such security or (ii) investment power, which includes the power to dispose or to direct the disposition of such security. In addition, a person is deemed to be the beneficial owner of a security, if that person has the right to acquire beneficial ownership of such security within 60 days. Options or warrants held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of our common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of our common stock beneficially owned by any other person.
(3)	The number of shares of our common stock that are available to be sold includes (i) shares of our common stock previously acquired by each selling stockholder pursuant to awards previously granted under the Plan and (ii) shares of our common stock that may be acquired pursuant to awards previously granted under the Plan, assuming the vesting of all awards.
(4)	Based on 124,538,811 shares of our common stock issued and outstanding as of December 28, 2022. Since the selling stockholders may sell all, some or none of the shares of our common stock that they hold, we have estimated the amounts and percentages of shares of our common stock that the selling stockholders will hold after completion of this offering by assuming that the selling stockholders (a) will not acquire the beneficial ownership of any additional shares of our common stock, (b) will dispose of only shares offered under this prospectus prior to completion of this offering, and (c) will sell all of the shares which are available to be sold under this prospectus. The selling stockholders are not required to sell any shares of our common stock and there is no assurance that any of the selling stockholders will sell any or all of the shares of our common stock covered by this prospectus.
(5)	Each director and named executive officer has sole voting and investment power with respect to these shares, except that the Indiveri Group LLC, a limited liability company, holds 8,400 shares whose interests are owned 50% by Mr. Indiveri and 50% by his spouse.

(6)	Includes unvested restricted shares of our common stock, or Restricted Shares, granted to our named executive officers and directors as follows: Mr. Baker – 23,788 Restricted Shares subject to time-based vesting; Mr. Haines – 68,585 Restricted Shares subject to time-based vesting; Mr. Tanz – 223,444 Restricted Shares subject to time-based vesting; Mr. Schoebel – 75,211 Restricted Shares subject to time-based vesting; Mr. Indiveri – 5,102 Restricted Shares subject to time-based vesting; Mr. Neibart – 5,102 Restricted Shares subject to time-based vesting; Ms. Pomerantz – 5,102 Restricted Shares subject to time-based vesting; Ms. Ho – 5,102 Restricted Shares subject to time-based vesting; Ms. Jenkins – 5,102 Restricted Shares subject to time-based vesting; Ms. Pitts – 5,102 Restricted Shares subject to time-based vesting; and Mr. Zorn – 5,102 Restricted Shares subject to time-based vesting.

Plan of Distribution

The selling stockholders have not advised us of any specific plan for the sale or distribution of the shares of our common stock covered by this prospectus. If and when they occur, such sales may be made in any of the following manners:

•	on the NASDAQ Global Select Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which shares of our common stock are then listed, admitted to unlisted trading privileges or included for quotation);

•	in public or privately negotiated transactions;

•	in transactions involving principals or brokers;

•	in a combination of such methods of sale; or

•	any other lawful methods.

Although sales of the shares of our common stock covered by this prospectus are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

When offering the shares of our common stock covered by this prospectus, each of the selling stockholders and any broker-dealers who sell the shares for the selling stockholders may be “underwriters” within the meaning of the Securities Act.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which our common stock may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares of our common stock covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares. We have not been advised of any definitive selling arrangement at the date of this prospectus between any selling stockholder and any broker-dealer or agent.

To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling stockholders, will be set forth in a prospectus supplement.

The expenses of preparing and filing this prospectus and the related registration statement with the SEC will be paid entirely by us. The selling stockholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation Rule 10b-5 thereunder.

Neither we nor the selling stockholders can currently estimate the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

Legal Matters

The validity of the issuance of the shares of our common stock offered in this prospectus will be passed upon for us by Clifford Chance US LLP, New York, New York.

Experts

The consolidated financial statements of Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP appearing in Retail Opportunity Investments Corp. and Retail Opportunity Investments Partnership, LP’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including the schedules appearing therein), and the effectiveness of Retail Opportunity Investments Corp.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Retail Opportunity Investments Corp.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Our Annual Report on Form 10-K (File No. 001-33749)	Year ended December 31, 2021
Our Quarterly Reports on Form 10-Q (File No. 001-33749)	Quarter ended March 31, 2022, June 30, 2022, and September 30, 2022
Document	Dated
Our Current Report on Form 8-K (File No. 001-33749)	April 26, 2022, April 27, 2022, and September 23, 2022
Document	Dated

Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021) (File No. 001-33749)

March 25, 2022
Document	Dated
Our Registration Statement on Form 8-A12B (File No. 001-33749) (the “Form 8-A12B”), as updated by our Registration Statement on Form 8-A12B/A (File No. 001-33749) (the “Form 8-A12B/A”), as further updated by Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-33749) (“Exhibit 4.7”) (each containing a description of our common stock, $0.0001 par value per share) (File No. 001-35877)	November 2, 2009 (Form 8-A12B) June 3, 2011 (Form 8-A12B/A) February 19, 2020 (Exhibit 4.7)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide, free of charge, to any person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents unless specifically incorporated by reference. To request a copy of those documents, you should contact us as set forth below under “Where You Can Find Additional Information.”

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. We provide a list of all documents we incorporate by reference into this prospectus under “Information Incorporated by Reference” above.

Through our website at www.roireit.net, we make available the information that we incorporate by reference into this prospectus, as well as other reports, proxy statements and other information that we file with the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information that registrants, such as we, file electronically with the SEC. Our website address set forth above is not intended to be an active link, and information on our website is not incorporated in, and should not be construed to be a part of, this prospectus.

Each person to whom a prospectus is delivered may also request a copy of those materials, free of charge, by contacting us at:

Retail Opportunity Investments Corp.

11250 El Camino Real, Suite 200

San Diego, California 92130

(858) 677-0900

Attn: Chief Financial Officer

REOFFER PROSPECTUS

RETAIL OPPORTUNITY INVESTMENTS CORP.

8,733,698 SHARES OF COMMON STOCK

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated herein by reference:

Document	Period
Our Annual Report on Form 10-K (File No. 001-33749)	Year ended December 31, 2021
Our Quarterly Reports on Form 10-Q (File No. 001-33749)	Quarter ended March 31, 2022, June 30, 2022, and September 30, 2022
Document	Dated
Our Current Report on Form 8-K (File No. 001-33749)	April 26, 2022, April 27, 2022, and September 23, 2022
Document	Dated

Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021) (File No. 001-33749)

March 25, 2022
Document	Dated
Our Registration Statement on Form 8-A12B (File No. 001-33749) (the “Form 8-A12B”), as updated by our Registration Statement on Form 8-A12B/A (File No. 001-33749) (the “Form 8-A12B/A”), as further updated by Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-33749) (“Exhibit 4.7”) (each containing a description of our common stock, $0.0001 par value per share) (File No. 001-35877)	November 2, 2009 (Form 8-A12B) June 3, 2011 (Form 8-A12B/A) February 19, 2020 (Exhibit 4.7)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregister all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and will automatically update and supersede the information in this Registration Statement.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200, San Diego, California 92130, telephone: (858) 677 0900.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to us and our stockholders to the maximum extent permitted by Maryland law.

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The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify any of our directors or officers who have been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity with us. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit brought by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

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Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 9. Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on this 28th day of December, 2022.

RETAIL OPPORTUNITY INVESTMENTS CORP.

By:	/s/ Stuart A. Tanz
Name: Stuart A. Tanz
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart A. Tanz and Michael B. Haines, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ Stuart A. Tanz Stuart A. Tanz	President, Chief Executive Officer, and Director (principal executive officer)	December 28, 2022

/s/ Michael B. Haines Michael B. Haines	Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)	December 28, 2022

/s/ Richard A. Baker Richard A. Baker	Chairman	December 28, 2022

/s/ Michael J. Indiveri Michael J. Indiveri	Director	December 28, 2022

/s/ Adrienne B. Pitts Adrienne B. Pitts	Director	December 28, 2022

/s/ Laura H. Pomerantz Laura H. Pomerantz	Director	December 28, 2022

/s/ Eric S. Zorn Eric S. Zorn	Director	December 28, 2022

EXHIBIT INDEX

Number	Description
4.1*	Specimen Common Stock Certificate (incorporated by reference to Retail Opportunity Investments Corp.’s current report on Form 8-K dated October 26, 2009 File No. 001-33749)
4.2*	Retail Opportunity Investments Corp. 2009 Equity Incentive Plan (incorporated by reference to Retail Opportunity Investments Corp.’s current report on Form 8-K dated October 26, 2009 File No. 001-33749)
4.3*	Retail Opportunity Investments Corp. Amended and Restated 2009 Equity Incentive Plan (incorporated by reference to Retail Opportunity Investments Corp.’s current report on Form 8-K dated May 1, 2018 File No. 001-33749)
4.4*	Retail Opportunity Investments Corp. Second Amended and Restated 2009 Equity Incentive Plan (incorporated by reference to Retail Opportunity Investments Corp.’s current report on Form 8-K dated April 26, 2022 File No. 001-33749)
5.1+	Opinion of Clifford Chance US LLP
23.1+	Consent of Ernst &Young LLP
23.2+	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
24.1+	Power of Attorney (included on signature page)
107+	Filing Fee Table
*	Incorporated by reference
+	Filed herewith